                                                      Registration No. 333-70021
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                  ----------

                                POST-EFFECTIVE
                               AMENDMENT NO. 1
                                      TO
                                   FORM S-3

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                                  ----------

                        HEALTHY PLANET PRODUCTS, INC.
            (Exact Name of Registrant as Specified in Its Charter)


       Delware                             2271                  94-260176
(State of Incorporation)      (Primary Standard Industrial    (I.R.S. Employer
                               Classification Code Number)   Identification No.)

                            1700 Corporate Circle
                          Petaluma, California 94954
                                (707) 778-2280
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

                               Bruce A. Wilson
                    President and Chief Executive Officer
                            1700 Corporate Circle
                          Petaluma, California 94954
                                (707) 778-2280
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                            of Agent For Service)

                                  ----------

                                   Copy to:
                           Charles P. Axelrod, Esq.
                         Camhy Karlinsky & Stein LLP
           1740 Broadway, 16th Floor, New York, New York 10019-4315
                                (212) 977-6600

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         Pursuant to the undertaking of Healthy Planet Products, Inc. filed as part of the Registration Statement on Form S-3, File No. 333-70021, to de-register any of its securities being registered which remain unsold at the termination of the offering, Registrant herewith de-registers 3,075,190 shares of Common Stock as heretofore registered by Registrant in connection with the rights offering to the stockholders of the Registrant on the record date.


         Pursuant to Rule 478(a) under the General Rules and Regulations under the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-3 (File No. 333-70021) has been executed by the Registrant by the undersigned, thereunto duly authorized, in the City of Petaluma, State of California on the 19th day of April, 1999.



                                       HEALTHY PLANET PRODUCTS, INC.


                                       By: /s/ Bruce A. Wilson
                                          --------------------------
                                          Bruce A. Wilson
                                          President and Chief Executive Officer